                                                                    EXHIBIT 10.9


                              COOPERATION AGREEMENT

     This COOPERATION AGREEMENT (the "Agreement") is made as of September 15, 1998, by and between EXELIXIS PHARMACEUTICALS, INC., a Delaware corporation ("Exelixis"), and ARTEMIS PHARMACEUTICALS GMBH, a corporation organized under the laws of the Federal Republic of Germany ("Artemis").

                                    RECITALS

     WHEREAS, Exelixis is engaged in the development of model genetic screening systems using the fruit fly Drosophila melanogaster and the nematode worm C. elegans and Artemis is engaged in the development of model genetic screening systems using zebrafish and mouse genetic technology;

     WHEREAS, Exelixis and Artemis desire to work together using each other's technology and expertise to identify and validate drug screening targets;

     WHEREAS, the Chief Executive Officer of Exelixis (the "Exelixis CEO") and the Geschaftsfuhrer of Artemis (the "Artemis Geschaftsfuhrer") will meet from to time as necessary to discuss opportunities available to either of the companies to commercialize the technology being developed by the companies and products developed therefrom;

     WHEREAS, Exelixis has established a committee (the "Exelixis Committee") pursuant to resolutions of the Board of Directors of Exelixis adopted on July 8, 1998, a copy of which are attached hereto as Annex A (the "Exelixis Board Resolutions"), comprised of representatives of Exelixis and representatives of the shareholders of Artemis, with the powers, authority, duties and responsibilities set forth in such resolutions;

     WHEREAS, Exelixis, Artemis and the other parties signatory thereto have entered into a Shareholders' Agreement dated as of September 15, 1998, a copy of which is attached hereto as Annex B (the "Artemis Shareholders Agreement"), pursuant to which the shareholders of Artemis have established a committee (the "Artemis Committee") comprised of representatives of Exelixis and representatives of the other shareholders of Artemis with the powers, authority, duties and responsibilities set forth in the Artemis Shareholders Agreement; and

     WHEREAS, the Exelixis Committee shall have two primary functions: (i) to approve all arrangements to be entered into by Exelixis with any third party regarding the development, marketing, sales, promotion, manufacturing or other commercialization of Exelixis' technology or any products developed therefrom and (ii) to make recommendations to the Board regarding certain significant transactions involving Exelixis; the functions of the Artemis Committee shall be substantially similar to the functions of the Exelixis Committee with respect to commercialization arrangements and certain significant transactions involving Artemis.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Exelixis and Artemis hereby agree as follows:

SECTION 1. COMMERCIALIZATION OPPORTUNITIES.

     1.1 Exelixis Commercialization Opportunities. Exelixis hereby agrees that in the event that an opportunity arises regarding an agreement with a third party for the development of Exelixis' technology and the marketing, sales, co-promotion, manufacturing or other commercialization arrangements with respect to Exelixis' technology or any products developed therefrom (an "Exelixis Commercialization Arrangement"), the Exelixis CEO will notify the Artemis Geschaftsfuhrer and the two will meet to discuss the proposal and to negotiate the terms of any Exelixis Commercialization Arrangement, including, but not limited to, any necessary allocation of responsibilities between Exelixis and Artemis, the amount and structure of royalty payments, milestone payments and any other fees and the allocation of such payments between Exelixis and Artemis, the payment of commercialization expenses and the terms of any license agreement between the two parties.

     1.2 Artemis; Commercialization Opportunities. Artemis hereby agrees that in the event that an opportunity arises regarding an agreement with a third party for the development of Artemis' technology and the marketing, sales, co-promotion, manufacturing or other commercialization arrangements with respect to Artemis' technology or any products developed therefrom (an "Artemis Commercialization Arrangement"), the Artemis Geschaftsfuhrer will notify the Exelixis CEO and the two will meet to discuss the proposal and to negotiate the terms of any Artemis Commercialization Arrangement, including, but not limited to, any necessary allocation of responsibilities between Exelixis and Artemis, the amount and structure of royalty payments, milestone payments and any other fees and the allocation of such payments between Exelixis and Artemis, the payment of commercialization expenses and the terms of any license agreement between the two parties.

SECTION 2. COMMITTEE APPROVAL.

     2.1 Exelixis Committee Approval. Exelixis hereby agrees that prior to executing a definitive agreement with respect to an Exelixis Commercialization Arrangement, the Exelixis CEO will present such agreement to the Exelixis Committee for its approval, and such agreement will be subject to the affirmative vote or a majority of the Exelixis Committee members.

     2.2 Artemis Committee Approval. Artemis hereby agrees that prior to executing a definitive agreement with respect to an Artemis Commercialization Arrangement, the Artemis Geschaftsfuhrer will present such agreement to the Artemis Committee for its approval, and such agreement will be subject to the affirmative vote of a majority of the Artemis Committee members.

SECTION 3. TERM.

     This Agreement shall be effective for a period of five years, commencing as of the date of this Agreement, or for such other period as shall be agreed to by Exelixis and Artemis. This Agreement shall terminate in the event that the members of the Exelixis Committee and the Artemis Committee are not identical or the functions of the Exelixis Committee and the Artemis are not substantially similar.

SECTION 4. MISCELLANEOUS.

     4.1 Relationship of the Parties. Nothing contained in this Agreement is intended or is to be construed to constitute Exelixis and Artemis as partners or joint venturers or one party as an employee of any other party. Except as expressly provided herein, neither Exelixis nor Artemis shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other or to bind each other to any contract, agreement or undertaking with any third party.

     4.2 Further Assurances. Each of Exelixis and Artemis hereby agree to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such' additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of this Agreement.

     4.3 Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Exelixis, Artemis, and their respective successors and assigns; provided, however, that Exelixis and Artemis may not assign or otherwise transfer any of their respective rights and interests, nor delegate any of their respective obligations, hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other party hereto. Subject to the foregoing, any reference to Exelixis or Artemis hereunder shall be deemed to include the successors thereto and .assigns thereof.

     4.4 Amendments. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent by either party to any departure therefrom, shall in any event be effective unless the same shall be in writing signed by Exelixis and Artemis, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.

     4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York. Except as otherwise provided herein, any claim or controversy arising out of or related to this contract or any breach hereof shall be submitted to a court of competent jurisdiction in the State of New York, and each of Exelixis and Artemis hereby consent to the jurisdiction and venue of such court.

     4.6 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and(b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Exelixis and Artemis hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     4.7 Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     4.9 Entire Agreement. This Agreement, together with any agreements referenced herein, constitute, on and as of the date hereof, the entire agreement of Exelixis and Artemis with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral between Exelixis and Artemis with respect to such subject matter are hereby superseded in their entirety.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            EXELIXIS PHARMACEUTICALS, INC.

                                            /s/ George Scangos
                                            ___________________________________
                                            By:
                                            Name: George Scangos
                                            Title: President and CEO


                                            ARTEMUS PHARMACEUTICALS GMBH

                                            /s/ Peter Stadler
                                            ___________________________________
                                            By:
                                            Name: Peter Stadler
                                            Title: CEO

                                                                         ANNEX A
                RESOLUTIONS OF THE BOARD OF DIRECTORS OF EXELIXIS

A.   Formation and Conduct of the Exelixis Committee

     WHEREAS, in connection with the Cooperation Agreement, the Board desires to establish a committee (the "Exelixis Committee") comprised of representatives of Exelixis and Artemis; the Exelixis Committee shall have two primary functions:
(i) to approve all arrangements to be entered into by the Corporation with any third party regarding the development, marketing, sales, promotion, manufacturing or other commercialization of the Corporation's technology or any products developed therefrom and certain other material agreements and (ii) to make recommendations to the Board regarding certain significant transactions involving, the Corporation; and WHEREAS, the shareholders of Artemis will establish a similar committee (the "Artemis Committee") pursuant to the terms of the Shareholders Agreement and Artemis' Articles of Association; the members of the Artemis Committee shall be identical to the members of the Exelixis Committee and the functions of the Artemis Committee shall be substantially similar to the Exelixis Committee with respect to commercialization arrangements and certain significant transactions involving Artemis.

     RESOLVED, that the Exelixis Committee shall have five members, three of which shall be appointed by the Board (the "Exelixis-Committee Members") and two of which shall be appointed by Artemis as representatives of the other shareholders of Artemis (the "Artemis Committee Members");

     RESOLVED, that the Exelixis Committee shall be comprised of the following persons: George A. Scangos, Stelios Papadopoulos and Jean-Francois Formela, as the Exelixis designees, and Peter Stadler and Jurgen Drews, as the Artemis designees;

     RESOLVED, that each Exelixis Committee Member designated by the Corporation shall serve for a five-year term and until such time as his successor has been appointed by the Board or until his earlier resignation or removal and each Exelixis Committee Member designated by Artemis shall serve for a five-year term or until such time as Artemis shall notify the Committee of his resignation or removal; Members of the Exelixis Committee may resign at any time; the Exelixis Committee Members may only be removed by this Board and the Artemis Committee Members may only be removed by Artemis; vacancies on the Exelixis Committee resulting from resignation, removal or other cause may only be filled, in the case of an Exelixis Committee Member, by the Board and, in the case of an Artemis Committee Member, by Artemis; RESOLVED, that the Exelixis Committee shall remain in effect until the earlier of five years from the date of Cooperation Agreement or the termination of the Cooperation Agreement, provided, however, in the event that the term of the Cooperation Agreement is extended, the Exelixis Committee shall remain in effect for such extended period;

     RESOLVED, that 80% of the members of the Exelixis Committee shall constitute a quorum for the transaction of business at any meeting of the Exelixis Committee, provided that in the event that a quorum is not present at two consecutive meetings, a third meeting will be convened within one week of the last scheduled meeting at which a quorum was not present and for purposes of such meeting, a majority of the members of the Exelixis Committee will constitute a quorum; meetings of the Exelixis Committee may be convened upon 15 days notice;

     RESOLVED, that, except as provided in paragraph B(3) below, the affirmative vote of a majority of the members of the Exelixis Committee present at a meeting at which a quorum is present shall be the act of the Exelixis Committee; and

     RESOLVED, that the expenses of each Exelixis Committee Member shall be paid by Exelixis and the expenses of each Artemis Committee Member shall be paid by Artemis.

B.   Exelixis Committee Functions

     RESOLVED, that upon the approval of a majority of the members of the Exelixis Committee present at a meeting at which a quorum is present, the proper officers of the Corporation be, and each of them hereby is authorized to enter into agreements on behalf of the Corporation in connection with the following transactions:

          (i) Third-party Commercialization Arrangements. All arrangements to be entered into by the Corporation with any third party regarding the development, marketing, sales, promotion, manufacturing or other commercialization of Exelixis' technology, expertise or any products developed therefrom;

          (ii) Material Agreements. Any material agreement to be entered into by the Corporation with any third party, other than material agreements to be entered into in connection with the transactions described in paragraphs
     (I)-(6) below; and

          (iii) Incurrence of Indebtedness. Borrowing funds or incurring any indebtedness in excess of US$500,000.

     RESOLVED, that in connection with the Board's consideration of any of the following transactions, it shall consider the recommendation of the Exelixis Committee, which recommendation, except as otherwise provided in paragraph (3) below, shall require the approval of a majority of the members of the Exelixis Committee present at a meeting at which a quorum is present:

          (1) Capital Transactions. Increasing or reducing the Corporation's authorized capital or creating any additional class of capital stock of the Corporation, or selling or issuing shares of capital stock (or securities convertible into or exchangeable for capital stock or warrants, options or rights to acquire shares of capital stock or to acquire securities convertible into or exchangeable for capital stock) of the Corporation, except for (A) shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") issuable upon conversion of the Corporation's outstanding Series A Convertible Preferred Stock, par value $.001 per share, Series B Convertible Preferred Stock, par value $.001 per share, and Series C Convertible Preferred Stock; (B) shares issuable upon exercise of any warrants, options or rights to acquire shares of capital stock of the Company outstanding on the date of the Cooperation Agreement; and (C) options granted pursuant to the terms of any stock option or other employee benefit plan existing on the date of the Cooperation Agreement;

          (2) Asset Sales. Selling, leasing, exchanging, transferring or otherwise disposing of, directly or indirectly, in a single transaction or series of related transactions, all or substantially all of the Corporation's property and assets;

          (3) Business Combinations. (A) Entering into any business combination between the Corporation and Artemis whether by merger, consolidation, transfer of assets or otherwise (a "Business Combination") during the period commencing 18 months from the date of the Cooperation Agreement and terminating on the fifth anniversary of such date (the "Initial Period"), provided, however, any Business Combination to be entered into prior to, or in the event that the term of the Cooperation Agreement is extended, after, the Initial Period shall require the unanimous vote of the members of the Exelixis Committee or (B) entering into any Business Combination with a third party other than Artemis;

          (4) Dissolution of the Corporation. (A) Seeking the liquidation, reorganization, dissolution or winding-up of the Corporation, (B) applying for or consenting to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator for itself or of all or a substantial part of the Corporation's assets, (C) make a general assignment for the benefit of the Corporation's creditors, (D) commencing a voluntary case under the United States' Bankruptcy Code;

          (5) Declaring or paying any dividends on the Common Stock; or
     (6) Repurchasing or redeeming any capital stock or other securities or capital stock of the Corporation.

C.   Appointment of Exelixis Members to the Artemis Committee

     RESOLVED, that George A. Scangos, Stelios Papadopoulos and Jean-Francois Formela, be and each of them hereby is, appointed as a member of the Artemis Committee, to serve for a five-year term and until such time as his successor has been appointed by this Board or until his earlier resignation or removal.

                                                                        ANNEX B








                         ARTEMIS SHAREHOLDERS' AGREEMENT

                                                            Courtesy Translation


                             SHAREHOLDERS' AGREEMENT



between and among the shareholders of Artemis Pharmaceuticals GmbH:

          1.   Prof. Dr. Peter Stadler,

          2.   Prof. Dr. Christiane Nusslein-Volhard,

          3.   Prof. Dr. Klaus Rajewsky,

          4.   EXELIXIS Pharmaceuticals, Inc.,

          5.   FEI Biomedicine Private Equity Holding AG, Basel

          6.   (a) Atlas Venture Fund II, L.P.

               (b)  Atlas Venture Germany B.V., Netherlands

               (c)  Oxford Ventures

               (d)  Global Life Science Holding V GmbH

               (e)  Advent International Corporation

               (f)  Stelios Papadopoulos

               (g)  Charles Cohen

               (h)  Forward Ventures

 . (the parties in 5. - 6. are also referred to as the "Investors") -and

          7.   Max-Planck-Geseilschaft, Munich ("MPG").

     (hereinafter together referred to as the "Shareholders")

                                    PREAMBLE

     Artemis Pharmaceuticals GmbH (hereinafter referred to as the "Corporation"), a corporation organized under German Law, is engaged in the development and/or utilization of biological/genetical model systems for identifying new research methods and/or effective molecules for the identification of effective therapies and/or medications for the treatment of various diseases. Zebrafish Danio Rerio and mice play an important role as model organisms in this respect. The Corporation intends to further its development and the development of its products by concluding cooperation agreements and creating strategic alliances with pharmaceutical companies.

     In order to achieve its goals more effectively, the Corporation has agreed on a strategically oriented cooperation with EXELIXIS Pharmaceuticals, Inc., South San Francisco, a corporation organized under the law of the State of Delaware, USA (hereinafter "EXELIXIS"). EXELIXIS is also utilizing biological/genetical model systems (fruit flies and nematode worms) for purposes of active substance research and development.

     Through the Corporation, the Shareholders plan to jointly employ their technologies, their expertise and their capital for reaching the goals of the Corporation. In this context, wherever advantageous and possible for the Corporation and EXELIXIS, research activities and the activities for marketing the products and technologies of both companies shall be coordinated and adjusted to each other.

     The Shareholders will work towards the Corporation and EXELIXIS consulting each other in the cooperative spirit of trust with respect to reaching the aforementioned objectives. Furthermore they shall both contribute to create a framework which is' advantageous for a later merger of both companies to be mutually agreed upon.

                                   ARTICLE 1

                             ARTICLE OF ASSOCIATION

     The parties will [on the day this contract is signed] agree to the Articles of Association set forth in Exhibit 1. The Articles of Association can only be amended by a majority vote of 75% of the parties to this Agreement. Thereby the voting ratios of the contractual parties shall correspond to the amount of their respective quota in the registered capital.

                                   ARTICLE 2

                                 CAPITALIZATION

     On 08.10.1998 the parties agreed to a capital increase in accordance with
Exhibit 2a and on 08.. i 998 to a capital increase in accordance with Exhibit 2b and subscribe to the capital contributions to the registered capital correspondingly.

                                   ARTICLE 3

                               MANAGING DIRECTORS

     The parties agree that, for the duration of this Agreement, Prof. Dr. Peter Stadler will be named as the sole managing director of the business. Prof. Dr. Stadler will not be bound by the limitations of (S).181 BGB (German Civil Code).

                                   ARTICLE 4

                           SHAREHOLDER ADVISORY BOARD

     1. The five members of the Shareholder Advisory Board pursuant to (S).I 1 of the Articles of Association shall be constituted as follows: three members will be appointed by EXELIXIS, one member will be appointed jointly by Prof. Dr. Stadler, Prof. Dr. Niisslein-Volhard, Prof. Dr. Rajewsky and MPG, and one member will be appointed by the Investors. As a result of this provision, initially George A. Scangos, Ph.D., Stelios Papadopoulos, Ph.D., and Dr. med. Jean-Francois Formela are appointed by EXELIXIS, Prof. Dr. Peter Stadler is appointed by Prof. Dr. Stadler, Prof. Dr. Niisslein-Volhard, Prof. Dr. Rajewsky and MPG, and Prof. Dr. Jiirgen Drews is appointed by the Investors as members of the Shareholder Advisory Board. The parties agree that these members of the Shareholder Advisory Board shall only be replaced for important reasons by the parties entitled to appoint the member being replaced.

     2. The parties agree that the measures of the managing director listed in
Exhibit 3 require the approval of the Shareholder Advisory Board.

     3. The parties assume the obligation to vote for the resolutions and measures listed in Exhibit 4 during shareholders' meetings, if the Shareholder Advisory Board has decided % on such measures.

                                   ARTICLE 5

                            DURATION OF THE AGREEMENT

     This Agreement is effective for a period of five years. It is established on the basis that EXELIXIS will establish a committee (the "Committee") the five members of which must be identical with the members of the Shareholder Advisory Board set forth in (S). 4 Para. I in its respective composition, and that the Board of Directors of EXELIXIS requires the approval of the Committee with regard to the measures listed in Exhibits 3 and 4. If anything regarding the composition of the Committee existing at EXEL1XIS, or regarding the matters requiring approval by the Committee is changed, the provisions of this Shareholders Agreement shall immediately become ineffective without replacement, unless the parties agree to a conforming provision that is appropriate for the new -4- situation. The same applies if thc voting quorum for the Committee does not require at least the presence of 80% of its members or if thc passing of a resolution by the Committee docs not take place with a majority of thc members present. In case the Committee quorum was not present at two consecutive meetings, a lesser quorum is permissible at the following meeting.

                                   ARTICLE 6

                          EXCLUSIVE ADVISORY CONTRACTS

     Prof. Dr. Nusslein-Voihard and Prof. Dr. Rajewsky will place their know-how exclusively at the disposal of the Company and EXELIXIS with regards to commercial application and based on advisory contracts still to be negotiated.

                                   ARTICLE 7

                                STOCK-OPTION PLAN

     1. Managing employees shall participate directly in the success of the Company by means of a stock-option plan. The required' quotas will be sold by Prof. Dr. Stadler, Prof. Dr. Christiane Nusslein-Volhard and Prof. Dr. Klaus Rajewsky at nominal value to the beneficiaries of this plan, either directly or indirectly through a third party. Prof. Dr. Stadler will make up to 7,38 % of his quota, Prof. Dr. Christiane Nusslein-Volhard will make up to 7,72 % of her quota and Prof. Dr. Klaus Rajewsky will make up to 7,72 % of his quota available for this purpose.

     2. In the event of a later merger with Exelixis employees of the Company shall be treated equally to their respective Exelixis counterparts. He who has worked for a comparable period of time with a comparable scientific background in a comparable position, shall receive the same equity interest in the new company as his Exelixis counterpart.

                                   ARTICLE 8

                               JOINTLY HELD QUOTA

     If a quota is held jointly by several persons, they are obliged to appoint a joint representative who will exercise their rights from. the quota. As long as a joint representative has not been appointed, the rights from the quota shall rest.

                                   ARTICLE 9

                          CHOICE OF LAW / JURISDICTION

     This Agreement is governed by German law.

                                   ARTICLE 10

                            WRITTEN FORM REQUIREMENT

     Changes and supplements to this Agreement require the written form.

                                   ARTICLE 11

                                   ARBITRATION

     For all differences of opinion that arise between the parties with regard to the effectiveness, interpretation, application and implementation of this Agreement and of the relevant arbitration agreement, the agreement pursuant to
Exhibit 5 shall apply.

                                   ARTICLE 12

                                  SEVERABILITY

     If provisions of this Agreement or a provision thereof included at some later time be entirely or partially legally ineffective or unenforceable or should provisions later lose their legal effectiveness or enforceability, the validity of the remaining provisions of this Agreement shall not be affected as a result. The same applies if it becomes apparent that the Agreement contains an omission. In place of the ineffective or unenforceable provision, or, to fill such omission, a reasonable provision shall apply which to the extent legally possible comes as close as possible to what the parties wanted or to the sense and purpose of the Agreement, if the parties had considered the issue at the time of conclusion of this Agreement or at a later inclusion of a provision. This shall also apply if the ineffectiveness of a provision is due to an explicit measure of performance or time (deadline or appointed time) listed in the Agreement; in this case a legally permitted measure of performance or time (deadline or appointed time) that approximates the intent as closely as possible shall be deemed agreed upon.

                                                            Courtesy Translation

                             ARTICLES OF ASSOCIATION

I.   GENERAL PROVISIONS

     Section 1. Firm, Registered Office and Fiscal Year

          1.   The name of the Corporation shall be Artemis Pharmaceuticals
               GmbH

          2.   The Corporation shall have its registered office in Koln.

          3.   The fiscal year of the Corporation shall be the calendar year.

     Section 2. Purpose of the Corporation

         1. The purpose of the Corporation is the research and development of new therapies, diagnostic methods, and pharmaceutical products to treat diverse illnesses through the use of genetic, biochemical and biological means. The production of pharmaceutical products in each case follows through licensed pharmaceutical producers. The pharmaceutical products will be stored with the manufacturer. Distribution shall take place exclusively through the wholesale pharmaceutical business.

         2. Moreover, the Corporation may be involved in any business suitable to promote its above purpose. The Corporation may establish other companies and branch offices and participate in other companies.

     Section 3. Notifications

     Any notifications by the Corporation shall be published in the Bundesanzeiger exclusively, to the extent that public notifications are required by law.

II.  REGISTERED CAPITAL AND QUOTAS

     Section 4. Registered Capital

         1. The Corporation's registered capital shall amount to DM 347.500,- (Deutsche Mark three-hundred-forty-seven-thousand-five-hundred) unless paragraph 2 provides for a different amount.

         2. The registered capital has been increased by resolution as of
27.08.1998 by DM 152,500,- maximum (Deutsche Mark one-hundred-fifty two-thousand-five-hundred). The final amount of the capital increase will result from the aggregate amount of the shares subscribed by 01.11.1998.

     Section 5. Jointly held Quotas

     If a quota is held jointly by several persons, they are obliged to appoint a joint representative who will exercise their rights with respect to the quota. As long as a joint representative has not been appointed, the rights from the quota shall rest.

     Section 6. Redeeming Quotas

         1. The redemption of a quota requires a resolution of the shareholders' meeting and is only permissible with the approval of the affected shareholder. The approval of the affected shareholder is not required when

             a. bankruptcy or composition proceedings have legally commenced concerning his assets or when the commencement of bankruptcy proceedings has been refused due to insufficient assets;

             b. foreclosure has taken place into the quota and the levy of execution has not been stayed within one month or when the creditor pursues its realization;

             c. a shareholder raises a legal claim for judicial dissolution or when a shareholder declares his notice of withdrawal from the Corporation or

             d. another important reason exists.

         2. The redemption shall take place against payment. The payment amount is determined by the ordinary value of the quota, which shall be determined according to the fiscal regulations in their respective valid form for the valuation of quotas, the value of which cannot be derived from sale. The situation on the last balance sheet date of the Corporation shall be decisive, however, each of the shareholders may request, at his own cost, an adjustment of the valuation to and as of the redemption effective date. In case of dispute upon the request of any shareholder, the value of the quota shall be determined in a legally binding way by an arbitrator, who must be an auditor, named by the Chamber of Industry and Commerce in Dusseldorf. Real property and buildings; if any, shall be valued at their expertly appraised fair market value.

     Section 7. Disposals of Quotas

         1. The transfer of a quota, in whole or in part, and all other assignments with respect to a quota in the Corporation require the approval of the Shareholder Advisory Board to be effective. Any transfer of a quota in contravention of this provision shall be ineffective.

         2. Every shareholder has the right to transfer his quota in its entirety to an acquiring party who is not a shareholder, insofar as the transfer proceeds in accordance with the following provisions:

             a. The shareholder who wishes to transfer a quota must first offer it to the other shareholders by sending written notice via registered mail and with written notice to the Corporation. The notice must state the price and other conditions of the transfer. Every shareholder has the right to acquire the quota in accordance with the stated conditions if he declares his willingness to acquire within two months of the receipt of the written offer by sending written notice via registered mail and with written notice to the Corporation.

             b. The right to acquire can only be exercised with respect to the entire quota offered. If several shareholders exercise the right to acquire, in the absence of a different understanding between them, the right to acquire shall be deemed exercised by the shareholders in the ratio of their quota hitherto, whereby an indivisible maximum amount falls to the shareholder with the lowest quota. The sale and assignment of the quota must occur in notarial form within four weeks of the exercise of the right to acquire.

             c. In case the right to acquire is not exercised or the authorized transferee fails to contribute to the sale and assignment within the set period, then the Corporation -4-or a third party named by the Corporation is entitled to acquire the quota, if the willingness to acquire is declared within one month. The exercise of the right to acquire or the naming of a third party requires the approval of the Shareholder Advisory Board.

             d. Should a quota fail to transfer in accordance with !et. (a) through (c), then the shareholder may within a period of six months transfer the offered quota to one or more third parties for the given, or for the acquirer less favorable, conditions. The Shareholder Advisory Board is obligated to dispense its approval in accordance with para. 1.

III. MANAGING DIRECTORS

     Section 8. Management and Representation

         1. The Corporation shall have one or several managing directors. If only one managing director has been nominated, he shall be the sole representative of the Corporation. If several managing directors have been nominated, the Corporation shall be represented jointly by two managing directors or by one managing director together with a person granted power of attorney according to the Commercial Code [Prokurist].

         2. By means of a shareholder resolution,

             a. if there are several managing directors, individuals among them may be granted , the power of sole representation;

             b. it may be resolved that a managing director may only be dismissed for important reason;

             c. a managing director may be freed from the provisions of (S).181 BGB (German Civil Code).

         3. The managing directors are only allowed to take part in certain transactions, as determined by the Shareholder Advisory Board, with the approval of the Shareholder Advisory Board.

IV. SHAREHOLDERS

     Section 9. Shareholder Resolutions

         1. Shareholder resolutions are passed during shareholders' meeting. They may also be passed in writing, by telex, by telegram, by telecopy, by telephone or by video conference if all shareholders agree. Resolutions passed without a meeting must be documented in writing by the managing directors and distributed in writing to all shareholders.

         2. Shareholder resolutions are passed with a majority of the votes cast, unless the law or the Articles of Association require more than a majority vote.

     Section 10. Shareholders' Meeting

         1. The shareholders' meeting shall be held at the registered office or another location, as determined by the shareholders.

         2. The managing director shall call the shareholder meeting, announcing the agenda by registered letter at least two weeks prior notice, not including the day of dispatch of the invitation and the date of the meeting. In urgent cases, the managing director may shorten this period.

         3. The shareholders' meeting will elect a chairman from its members.

         4. The shareholders' meeting is capable of rendering resolutions if at least 75% of the share capital is present. An absent shareholder may be represented by another shareholder. If a shareholders' meeting does not constitute a quorum, a second meeting with the same agenda must be convened within one week, which meeting shall be capable of rendering resolutions regardless of the amount of registered capital represented; such circumstance must be pointed out in the invitation.

         5. The regular shareholders' meeting will convene within the first seven months of the fiscal year. It will pass resolutions regarding the determination of annual financial statements and the use of profits, formal approval of the managing directors, as well as the choice of an auditor.

         6. Any resolutions passed during a shareholders' meeting shall be recorded in the minutes of the meeting. Such minutes shall be signed by the chairman and sent to the shareholders without delay. Should a resolution be passed in writing, by telex, by telegram, by telecopy, by telephone or by video-conference, the chairman or the managing directors shall notify all shareholders in writing of such resolution.

     Section 11. Shareholder Advisory Board

         1. The Corporation shall have an advisory board ("Shareholder Advisory Board") comprised of five members.

         2. The members of the Shareholder Advisory Board will be nominated at the shareholders' meeting for a period of 5 years. Renomination is permitted. However, their respective terms shall not terminate prior to a new nomination or renomination.

         3. The Shareholder Advisory Board elects from among its members a chairman and his representative and may create its own rules of procedure.

         4. The Shareholder Advisory Board passes its resolutions at sessions that are convened by the chairman upon notice of the agenda, as well as the inclusion of any relevant written documents, in compliance with a notice period of 15 days.

         5. The Shareholder Advisory Board is capable of passing resolutions if all members have been properly invited and 80 % of the members of the Shareholder Advisory Board are present. An absent member of the Shareholder Advisory Board may appoint in writing another member of the Shareholder Advisory Board as a representative. If the Board does not constitute a quorum in two consecutive meetings, a third meeting with the same agenda must be convened within one week, which meeting shall be capable of rendering resolutions regardless of the number of members present; such circumstance must be pointed out in the notice."

         6. The Shareholder Advisory Board passes resolutions by a majority vote. If one share- holder has appointed more than one Shareholder Advisory Board member, then these Shareholder Advisory Board members can only exercise their votes jointly or abstain from casting their votes jointly. Abstentions count as votes not cast.

         7. If no member of the Shareholder Advisory Board objects, then a resolution may be passed in writing, by telex, by telegram, by telecopy, by telephone or by video-conference.

         8. The Shareholder Advisory Board acts through its chairman or, if he is prevented from doing so, through a representative.

         9. The provisions of the German Stock Corporation Act (Aktiengesetz) (hereinafter "AktG") are not applicable with respect to the Shareholder Advisory Board.

         10. The Shareholder Advisory Board encompasses the following tasks and authorities:

             a. advising the managing directors;

             b. nominating and dismissing the managing directors as well as discharging them from their responsibilities;

             c. conclusion, modification, revocation, or termination of employment contracts with the managing directors;

             d. determining and deciding on transactions which require approval in accordance with (S).8 para. 3.

V. ANNUAL FINANCIAL STATEMENTS AND USE OF PROFITS

     Section 12. Annual Financial Statements

         1. The managing directors shall prepare the annual financial statements and the status report for the preceding fiscal year in the first three months of a fiscal year and submit these for examination to the auditor, insofar as an examination is legally required or is provided for by means of a Shareholder Advisory Board resolution.

         2. The managing directors have the obligation to present expediently to the shareholders the annual financial statements, the status report and any audit report of the auditor upon their completion, together with their proposal for a use of the profits.

         3. The shareholders' meeting will decide upon the use of profits with a majority vote of 75%.

     Section 13. Exchanges of Goods/Services with Shareholders

     Other than pursuant to resolutions regarding the use of profits, the Corporation may not direct a pecuniary benefit to a shareholder or an enterprise affiliated with the shareholder in accordance with (S). 15 AktG which has its origin in the shareholder relationship. The provisions of (S)(S). 57, 62 AktG shall apply correspondingly.

VI. FINAL PROVISIONS

     Section 14. Arbitration

         1. For all differences of opinion that arise between the parties or between shareholders and the Corporation with regard to the effectiveness, interpretation, application and implementation of these Articles of Association and of this arbitration clause, an arbitration tribunal shall render a decision, insofar as is legally permitted, without recourse to litigation.

         2. The arbitration `tribunal is comprised of two associate judges and one chairman. The party that wishes to go to the arbitration tribunal must so notify the other party, including the concurrent naming of an arbitrator, through registered mail, and request the other party for their part to name an arbitrator within a set period of two weeks after receipt of the letter. The two named arbitrators elect the chairman of the arbitration tribunal, who must be qualified to be a judge. If the other party does not meet the request deadline for naming an arbitrator or if the two named arbitrators are unable to agree on the person who will serve as chairman within two weeks of the naming of the second arbitrator, then the second arbitrator or the chairman will be elected upon the request of a party by the president of the Upper State Court (Oberlandesgerichts) at Dusseldorf.

         3. If for any reason an arbitrator resigns after the formation of the arbitration tribunal, another arbitrator must be elected in his place; the corresponding provisions of para. 2 are applicable to the election.

         4. If the side of either the plaintiff or the defendant involves two or more persons, these persons operate as one party in the sense of the foregoing provision. They shall decide upon the person to be named as arbitrator by the party among themselves by means of a simple majority of heads.

         5. As for the remaining procedures of the arbitration tribunal, the provisions of the 10th book of the German Code of Civil Procedure
(ZivilprozeBordnung) shall be applicable. The arbitration award will only be documented in writing upon the request of a party. Insofar as the participation of a regular court is required, the respective Regional Court

(Landgericht) competent for the registered office of the Corporation shall have exclusively jurisdiction.

         6. In case the arbitration award is repealed by a regular court, the arbitration agreement is not used up. The parties shall in this case renew their efforts and convene/another arbitration tribunal put together in accordance with the above provisions. Those arbitrators who participated in the earlier procedure are excluded from participating in the new proceeding.

     Section 15. Severability

     If provisions of these Articles of Association or a provision thereof included at some later time be entirely or partially legally ineffective or unenforceable or should provisions later lose their legal effectiveness or enforceability, the validity of the remaining provisions of these Articles of Association shall not be affected as a result. The same applies if it becomes apparent that the Articles of Association contain an omission. In place of the ineffective or unenforceable pro-vision, or, to fill such omission, a reasonable provision shall apply which to the extent legally possible comes as close as possible to what-the parties wanted or to the sense and purpose of the Articles of Association, if the parties had considered the issue at the time of conclusion of these Articles of Association or at a later inclusion of a provision. This shall also apply if the in-effectiveness of a provision is due to an explicit measure of performance or time (deadline or appointed :time) listed in the Articles of Association; in this case a legally permitted measure of performance or time (deadline or appointed time) that approximates the intent as closely as possible shall be deemed agreed upon.

                                                           Courtesy Translation

                             SHAREHOLDERS' AGREEMENT

     between and among the shareholders of Artemis Pharmaceuticals GmbH:

          1.   Prof. Dr. Peter Stadler,

          2.   Prof. Dr. Christiane Nusslein-Volhard,

          3.   Prof. Dr. Klaus Rajewsky,

          4.   EXELIXIS Pharmaceuticals, Inc.,

          5.   FEI Biomedicine Private Equity. Holding AG, Basel

          6.   (a) Atlas Venture Fund II, L.P.

               (b)  Atlas Venture Germany B.V., Netherlands

               (c)  Oxford Bioscience Partners (Bermuda) Limited Partnership,

               (d)  Oxford Bioscience Partners L.P.,

               (e)  Global Life Science Holding V GmbH

               (f)  Adwest Limited Partnership,

               (g)  Advent Partners Limited Partnership,

               (h)  Advent Performance Materials Limited Partnership

               (i)  Rodent II Limited Partnership,

               (j)  Stelios Papadopoulos

               (k)  Biotechvest L.P.,

 . (the parties in 5. - 6. are also referred to as the "Investors") -, and

          7. Max Planck-Gesellschaft zur Forderung der Wissenschaften, Berlin ("MPG").

          (hereinafter jointly referred to as the "Shareholders")

                                    PREAMBLE

     Artemis Pharmaceuticals GmbH (hereinafter referred to as the "Corporation"), a corporation organized under German Law, is engaged in the development and/or utilization of biological/genetic, al model systems for identifying new research methods and/or effective molecules for the identification of effective therapies and/or medications for the treatment of various diseases. Zebrafish Danio Rerio and mice play an important role as model organisms in this respect. The Corporation intends to further its development and the development of its products by concluding cooperation agreements and creating strategic alliances with pharmaceutical companies.

     In order to achieve its goals more effectively, the Corporation has agreed on a strategically oriented cooperation with EXELIXIS Pharmaceuticals, Inc., South San Francisco, a corporation organized under the law of the State of Delaware, USA (hereinafter "EXELIXIS"). EXELIXIS is also utilizing biological/genetical model systems (fruit flies and nematode worms) for purposes of active substance research and development.

     Through the Corporation, the Shareholders plan to jointly employ their technologies, their expertise and their capital for reaching the goals of the Corporation. In this context, wherever advantageous and possible for the Corporation and EXELIXIS, research activities and the activities for marketing the products and technologies of both companies shall be coordinated and adjusted to each other.

     The Shareholders will work towards the Corporation and EXELIXIS consulting each other in the cooperative spirit of trust with respect to reaching the aforementioned objectives. Furthermore they shall both contribute to create a framework which is advantageous for a later merger of both companies to be mutually agreed upon.

                                   ARTICLE 1

                             ARTICLES OF ASSOCIATION

     The parties will [on the day this contract is signed] agree to the Articles of Association set forth in Exhibit 1. The Articles of Association can only be amended by a majority vote of 75 % of the parties to this Agreement. Thereby the voting ratios of the contractual parties shall correspond to the amount of their respective quota in the registered capital.

                                   ARTICLE 2

                                 CAPITALIZATION

     On 08.10.1998 the parties agreed to a capital increase in accordance with
Exhibit 2 a and on 08.27.1998 to a capital increase in accordance with Exhibit 2 b and subscribe to the capital contributions to the registered capital correspondingly.

                                   ARTICLE 3

                               MANAGING DIRECTORS

     The parties agree that, for the duration of this Agreement, Prof. Dr. Peter Stadler will be named as the sole managing director of the business. Prof. Dr. Stadler will not be bound by the limitations ofss.181 BGB (German Civil Code).'

                                   ARTICLE 4

                           SHAREHOLDER ADVISORY BOARD

     1. The five members of the Shareholder Advisory Board pursuant toss.11 of the Articles of Association shall be constituted as follows: three members will be appointed by EXELIXIS, one member will be appointed jointly by Prof. Dr. Stadler, Prof. Dr. Nusslein- Volhard, Prof. Dr. Rajewsky and MPG, and one member will be appointed by the Investors. As a result of this provision, initially George A. Scangos, Ph.D., Stelios Papadopoulos, Ph.D., and Dr. med. Jean-Francois Formela are appointed by EXELIXIS, P/of. Dr. Peter Stadler is appointed by Prof. Dr. Stadler, Prof. Dr. Nusslein-Volhard, Prof. Dr. Rajewsky and MPG, and Prof. Dr. Jurgen Drews is appointed by the Investors as members of the Shareholder Advisory Board. The parties agree that these members of the Shareholder Advisory Board shall only be replaced for important reasons by the parties entitled to appoint the member being replaced.

     2. The parties agree that the measures of the managing director listed in
Exhibit 3 require the approval of the Shareholder Advisory Board.

     3. The parties assume the obligation to vote for the resolutions and measures listed in Exhibit 4 during shareholders' meetings, if the Shareholder Advisory Board has decided on such measures.

                                   ARTICLE 5

                            DURATION OF THE AGREEMENT

     This Agreement is effective for a period of five years. It is established on the basis that EXELIXIS will establish a committee (the "Committee") the five members of which must be identical with the members of the Shareholder Advisory Board set forth in ss. 4 Para. ! in its respective composition, and that the Board of Directors of EXELIXIS requires the approval of the Committee with regard to the measures listed in Exhibits3 and 4. If anything regarding the composition of the Committee existing at EXELIXIS, or regarding the matters requiring approval by the Committee is changed, the provisions of this Shareholders Agreement shall immediately become ineffective without replacement, unless the parties agree to a conforming provision that is appropriate for the new situation. The same applies if the voting quorum for the Committee does not require at least the presence of 80 % of its members or if the passing of a resolution by the Committee does not take place with a majority of the members present. In case the Committee quorum was not present at two consecutive meetings, a lesser quorum is permissible at the following meeting.

                                   ARTICLE 6

                          EXCLUSIVE ADVISORY CONTRACTS

     Prof. Dr. Nusslein-Volhard and Prof. Dr. Rajewsky will place their know-how exclusively at the disposal of the Company and EXELIXIS with regards to commercial application and based on advisory contracts still to be negotiated."

                                   ARTICLE 7

                                STOCK-OPTION PLAN

     1. Managing employees shall participate directly in the success of the Company by means of a stock-option plan. The required quotas will be sold by Prof. Dr. Stadler, Prof. Dr. Christiane Nusslein-Volhard and Prof. Dr. Klans Rajewsky at nominal value to the beneficiaries of this plan, either directly or indirectly through a third party. Prof. Dr. Stadler will make up to 7,38 % of his quota, Prof. Dr. Christiane Nusslein-Volhard will make up to 7,72 % of her quota and Prof. Dr. Klaus Rajewsky will make up to 7,72 % of his quota available for this purpose.

     2. In the event of a later merger with Exelixis employees of the Company shall be treated equally to their respective Exelixis counterparts. He who has worked for a comparable period of time with a comparable scientific background in a comparable position, shall receive the same equity interest in the new company as his Exelixis counterpart.

                                   ARTICLE 8

                               JOINTLY HELD QUOTA

     If a quota is held jointly by several persons, they are obliged to appoint a joint representative who will exercise their rights from the quota. As long as a joint representative has not been appointed, the rights from the quota shall rest.

                                   ARTICLE 9

                          CHOICE OF LAW / JURISDICTION

     This Agreement is governed by German law.

                                   ARTICLE 10

                            WRITTEN FORM REQUIREMENT

     Changes and supplements to this Agreement require the written form.

                                   ARTICLE 11

                                   ARBITRATION

     For all differences of opinion that arise between the parties with regard to the effectiveness, interpretation, application and implementation of this Agreement and of the relevant arbitration agreement, the agreement pursuant to Exhibit S shall apply.

                                   ARTICLE 12

                                  SEVERABILITY

     If provisions of this Agreement or a provision thereof included at some later time be entirely or partially legally ineffective or unenforceable or should provisions later lose their legal effectiveness or enforceability, the validity of the remaining provisions of this Agreement shall not be affected as a result. The same applies if it becomes apparent that the Agreement contains an omission. In place of the ineffective or unenforceable provision, or, to fill such omission, a reasonable provision shall apply which to the extent legally possible comes as close as possible to what the parties wanted or to the sense and purpose of the Agreement, if the parties had considered the issue at the time of conclusion of this Agreement or at a later inclusion of a provision. This shall also apply if the ineffectiveness or a provision is due to an explicit measure of performance or time (deadline or appointed time) listed in the Agreement; in this case a legally permitted measure of performance or time (deadline or appointed time) that approximates the intent as closely as possible shall be deemed agreed upon.

                             SIGNATURE PAGE FOR
                        ARTEMIS PHARMACEUTICALS GmbH
                           SHAREHOLDERS' AGREEMENT

     The undersigned, subject to acceptance by the Company, hereby agrees to all of the terms of said agreement and agrees to be bound by the terms and provisions thereof.

Date:______________
                                       (Individual Signature)



                                       ---------------------------------------
                                       Printed Name (First, Middle, Last)



                                       ---------------------------------------
                                       (Signature)


                                       (Corporation or Other Entity Signature)


                                       ---------------------------------------
                                       Name of Entity (Print)



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: